[CHASE LOGO]                                                      EXECUTION COPY
                                                                    EXHIBIT 99.1

================================================================================


                                KMART CORPORATION

                -------------------------------------------------

                                 $1,100,000,000

                           THREE YEAR CREDIT AGREEMENT


                                December 6, 1999

               -------------------------------------------------


                             CHASE SECURITIES INC.,
                        as Lead Arranger and Book Manager

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                BANKBOSTON, N.A.,
                            as Co-Documentation Agent

                                BANK OF NEW YORK,
                            as Co-Documentation Agent

================================================================================


                         THREE YEAR REVOLVING CREDIT AND
                          COMPETITIVE ADVANCE FACILITY

                                TABLE OF CONTENTS

                                                                                   Page

SECTION 1.  DEFINITIONS............................................................. 1
         1.1  Defined Terms......................................................... 1
         1.2  Other Definitional Provisions.........................................20

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS........................20
         2.1  Revolving Credit Commitments..........................................20
         2.2  Procedure for Revolving Credit Borrowing..............................21
         2.3  Commitment Fee........................................................21
         2.4  Termination or Reduction of Commitments...............................21
         2.5  Repayment of Revolving Credit Loans...................................22
         2.6  L/C Commitment........................................................22
         2.7  Procedure for Issuance of Letters of Credit...........................23
         2.8  Letter of Credit Fees, Commissions and Other Charges..................23
         2.9  L/C Participations....................................................24
         2.10  Letter of Credit Reimbursement Obligations...........................25
         2.11  Obligations Absolute.................................................25
         2.12  Letter of Credit Payments............................................26
         2.13  Letter of Credit Applications........................................26
         2.14  CAF Advances.........................................................26
         2.15  Procedure for CAF Advance Borrowing..................................26
         2.16  CAF Advance Payments.................................................29
         2.17  Certain Restrictions With Respect to CAF Advances....................29
         2.18  Swing Line Commitment................................................29
         2.19  Procedure for Swing Line Borrowing...................................29
         2.20  Quarterly Swing Line Loans Clean-Down................................31

SECTION 3.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT............31
         3.1  Optional Prepayments..................................................31
         3.2  Conversion and Continuation Options...................................31
         3.3  Minimum Amounts and Maximum Number of Tranches........................32
         3.4  Interest Rates and Payment Dates......................................32
         3.5  Computation of Interest and Fees......................................32
         3.6  Inability to Determine Interest Rate..................................33
         3.7  Pro Rata Treatment and Payments.......................................33
         3.8  Illegality............................................................34
         3.9  Requirements of Law...................................................34
         3.10  Indemnification for Taxes............................................35
         3.11  Indemnity............................................................37
         3.12  Change of Lending Office.............................................38
         3.13  Evidence of Debt.....................................................38

SECTION 4.  REPRESENTATIONS AND WARRANTIES..........................................39
         4.1  Financial Condition...................................................39
         4.2  No Change.............................................................40
         4.3  Corporate Existence; Compliance with Law..............................40


                                                                                  Page
                                                                                  ----
         4.4  Corporate Power; Authorization; Enforceable Obligations...............40
         4.5  No Legal Bar..........................................................41
         4.6  No Material Litigation................................................41
         4.7  No Default............................................................41
         4.8  No Burdensome Restrictions............................................41
         4.9  Taxes.................................................................41
         4.10  Federal Regulations..................................................41
         4.11  ERISA................................................................41
         4.12  Investment Company Act; Other Regulations............................42
         4.13  Subsidiaries.........................................................42
         4.14  Environmental Matters................................................42
         4.15  Ownership of Property; Liens.........................................43
         4.16  Intellectual Property................................................43
         4.17  Continuing Letters of Credit.........................................43
         4.18  Solvency.............................................................44
         4.19  Purpose of Loans.....................................................44
         4.20  Accuracy of Information..............................................44
         4.21  Year 2000 Matters....................................................44

SECTION 5.  CONDITIONS..............................................................44
         5.1  Conditions to Effectiveness...........................................44
         5.2  Conditions to Each Extension of Credit................................46

SECTION 6.  AFFIRMATIVE COVENANTS...................................................46
         6.1  Financial Statements..................................................46
         6.2  Certificates; Other Information.......................................47
         6.3  Payment of Obligations................................................47
         6.4  Conduct of Business and Maintenance of Existence......................48
         6.5  Maintenance of Property; Insurance....................................48
         6.6  Inspection of Property; Books and Records; Discussions................48
         6.7  Notices...............................................................48
         6.8  Environmental Laws....................................................49
         6.9  Additional Subsidiaries...............................................49

SECTION 7.  NEGATIVE COVENANTS......................................................49
         7.1  Financial Condition Covenants.........................................49
         7.2  Limitation on Liens...................................................49
         7.3  Limitation on Fundamental Changes.....................................51
         7.4  Limitation on Sale of Assets..........................................51
         7.5  Limitation on Dividends...............................................52
         7.6  Limitation on Capital Expenditures and "Property held for Resale".....53
         7.7  Limitation on Transactions with Affiliates............................53
         7.8  Limitation on Sales and Leasebacks....................................53
         7.9  Negative Pledge Clauses...............................................54

SECTION 8.  EVENTS OF DEFAULT.......................................................54

SECTION 9.  THE ADMINISTRATIVE AGENT................................................57


                                                                                  Page
                                                                                  ----
         9.1  Appointment...........................................................57
         9.2  Delegation of Duties..................................................57
         9.3  Exculpatory Provisions................................................57
         9.4  Reliance by Administrative Agent......................................57
         9.5  Notice of Default.....................................................58
         9.6  Non-Reliance on Administrative Agent and Other Lenders................58
         9.7  Indemnification.......................................................58
         9.8  Administrative Agent in Its Individual Capacity.......................59
         9.9  Successor Administrative Agent........................................59

SECTION 10.  MISCELLANEOUS..........................................................59
         10.1  Amendments and Waivers...............................................59
         10.2  Notices..............................................................60
         10.3  No Waiver; Cumulative Remedies.......................................62
         10.4  Survival of Representations and Warranties...........................62
         10.5  Payment of Expenses and Taxes; Indemnity.............................62
         10.6  Successors and Assigns; Participations and Assignments...............63
         10.7  Replacement of Lenders under Certain Circumstances...................65
         10.8  Adjustments; Set-off.................................................66
         10.9  Counterparts.........................................................66
         10.10  Severability........................................................67
         10.11  Integration.........................................................67
         10.12  Termination.........................................................67
         10.13  GOVERNING LAW.......................................................67
         10.14  Submission To Jurisdiction; Waivers.................................67
         10.15  Acknowledgements....................................................67
         10.16  WAIVERS OF JURY TRIAL...............................................68
         10.17  Confidentiality.....................................................68
         10.18  Judgment Currency...................................................68
         10.19  Section Headings....................................................69

ANNEXES

Annex A                 Pricing Grid

SCHEDULES

Schedule 1.1(a)         Revolving Credit Commitments
Schedule 4.1            Charges and Changes
Schedule 4.4            Consents
Schedule 4.13           Subsidiaries
Schedule 4.16           Intellectual Property Matters
Schedule 4.17           Continuing Letters of Credit
Schedule 7.2(f)         Existing Liens
Schedule 7.4(f)         Scheduled Asset Sales
Schedule 7.9            Transactions with Affiliates
Schedule 10.2           Addresses


EXHIBITS

Exhibit A       Form of Addendum
Exhibit B       Form of CAF Advance Confirmation
Exhibit C       Form of CAF Advance Offer
Exhibit D       Form of CAF Advance Request
Exhibit E       Form of Subsidiaries Guarantee
Exhibit F       Form of Revolving Credit Note
Exhibit G       Form of CAF Advance Note
Exhibit H       Form of Borrower Closing Certificate
Exhibit I-1     Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit I-2     Form of Opinion of General Counsel to Borrower
Exhibit I-3     Form of Opinion of Simpson Thacher & Bartlett
Exhibit J       Form of Assignment and Acceptance
Exhibit K       Form of Swing Line Participation Certificate

                  CREDIT AGREEMENT, dated as of December 6, 1999, among KMART CORPORATION, a Michigan corporation (the "Borrower"), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent (as hereinafter defined) for the Lenders hereunder.


                              W I T N E S S E T H :

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the CD Reserve Percentage and (b) the CD Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board of Governors, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; "CD Assessment Rate" shall mean, for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the FDIC classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss 327.4 (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States; "CD Reserve Percentage" shall mean, for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board of Governors or any successor provisions) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-

         Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate, the CD Assessment Rate, the CD Reserve Percentage or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

                  "Acquisition": as to any Person, the acquisition by such Person of (a) all the Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units of any other Person.

                  "Addendum": an instrument, substantially in the form of Exhibit A, by which a Lender becomes a party to this Agreement.

                  "Additional Permitted Capital Expenditure Amount": with respect to any Fiscal Year, an amount equal to 50% of the amount (if any) by which EBITDA for the immediately preceding Fiscal Year exceeds $2,100,000,000.

                  "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (i) the financial statements (other than copies of the Form 10-K or Form 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as the case may be, for the most recently completed fiscal period and (ii) the certificate required to be delivered pursuant to subsection 6.2(b) with respect to such fiscal period.

                  "Administrative Agent": Chase, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall not be deemed to be Affiliates of each other.

                  "Aggregate Revolving Credit Outstandings": at any time, an amount equal to the sum of (a) the Committed Revolving Credit Extensions of Credit of all the Lenders at such time and (b) the aggregate outstanding principal amount of CAF Advances of all the Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Agreement Currency": as defined in subsection 10.18.

                  "Applicable Commitment Fee Rate": 0.25%, provided that the Applicable Commitment Fee Rate will be adjusted, on each Adjustment Date (commencing with the first Adjustment Date occurring after October 31, 2000), to the Commitment Fee Rate set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and, provided, further, that, in the event the financial statements (other than copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, and the related certificate required pursuant to subsection 6.2(b) are not delivered when due, then, during the period from the date on which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Commitment Fee Rate shall be 0.30%.

                  "Applicable Margin": for each Type of Revolving Credit Loan, the rate per annum set forth under the relevant column heading below:

                           ABR Loans                   Eurodollar Loans
                           ---------                   ----------------
                             0.00%                         1.00%

         provided that the Applicable Margin for all Types of Revolving Credit Loans will be adjusted, on each Adjustment Date (commencing with the first Adjustment Date occurring after October 31, 2000), to the Applicable Margin set forth on Annex A opposite the Margin Level Status of the Borrower in effect on such Adjustment Date, and provided, further, that, in the event that the financial statements (other than the copies of the Form 10-K or 10-Q for the relevant fiscal period) required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as applicable, and the related certificate required pursuant to subsection 6.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until two Business Days following the date upon which they actually are delivered, the Applicable Margin for ABR Loans shall be .25% and the Applicable Margin for Eurodollar Loans will be 1.25%.

                  "Applicant": with respect to any Letter of Credit, the Borrower or any of its Subsidiaries.

                  "Application": an application or request, in such form as an Issuing Bank may specify from time to time, requesting such Issuing Bank to open a Letter of Credit.

                  "Asset Sale": any sale, transfer or other disposition (including any sales, transfers or other dispositions in connection with Sale-Leasebacks or Securitization Transactions) by the Borrower or any of its Restricted Subsidiaries of any property of the Borrower or any such Restricted Subsidiary.

                  "Assignee": as defined in subsection 10.6(c).

                  "Available Revolving Credit Commitment Available Revolving Credit Commitment": as to any Lender, at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Committed Revolving Credit Extensions of Credit at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Board of Governors": the Board of Governors of the Federal Reserve System and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2, 2.15(a) or 2.19 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Business": as defined in subsection 4.14(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used to describe a day on which a borrowing, payment or interest rate determination is to be made in respect of a Eurodollar Loan or a LIBO Rate CAF Advance, such day shall also be a day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

                  "CAF Advance": as defined in subsection 2.14.

                  "CAF Advance Availability Period": the period from and including the Effective Date to and including the date which is seven days prior to the Revolving Credit Termination Date.

                  "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which confirmation shall be substantially in the form of Exhibit B and shall be delivered to the Administrative Agent by facsimile transmission.

                  "CAF Advance Interest Payment Date": as to each CAF Advance, each interest payment date specified by the Borrower for such CAF Advance in the related CAF Advance Request.

                  "CAF Advance Maturity Date": as to any CAF Advance, the date specified by the Borrower in the related CAF Advance Request and confirmed pursuant to subsection 2.15(d)(ii) in its acceptance of the related CAF Advance Offer.

                  "CAF Advance Note": as defined in subsection 3.13(f).

                  "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which offer shall contain the information specified in Exhibit C and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

                  "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which request shall contain the information in respect of such requested CAF Advances specified in Exhibit D and shall be delivered to the Administrative Agent in writing, by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

                  "Capital Funds": of any Person, as of the date of determination thereof, the sum of Consolidated Net Worth of such Person at such date of determination and Consolidated Total Debt of such Person at such date of determination.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing, provided that the Convertible Debentures shall not constitute Capital Stock of the Borrower.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cash Interest Expense": of any Person for any period, Consolidated Interest Expense of such Person for such period (a) minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (i) non-cash expenses for interest payable in kind and non-cash interest expense related to closed stores and (ii) amortization of debt discount and fees and (b) plus the sum of the following in each case to the extent previously subtracted pursuant to clause (a) of this definition: cash payments made by such Person or any Consolidated Subsidiary of such Person during such period in respect of the items referred to in such clause (a), provided that Cash Interest Expense shall in no event include any fees or amortization of debt discount associated with the transactions contemplated hereby or the Convertible Preferred Securities.

                  "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commercial L/C Fee Rate": at any time, the rate per annum equal to 50% of the Applicable Margin then in effect for Eurodollar Loans.

                  "Commercial Letter of Credit": as defined in subsection 2.6(b)(i).

                  "Committed Loan": any Revolving Credit Loan or Swing Line Loan, as the case may be.

                  "Committed Revolving Credit Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding and (ii) the L/C Obligations then outstanding.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confidential Information": as defined in subsection 10.17.

                  "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to any Person and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

                  "Continuing Directors": as defined in Section 8(j).

                  "Continuing Letter of Credit": each letter of credit outstanding on the date hereof that was issued pursuant to the Existing Credit Agreement by an Issuing Bank which is a Lender.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convertible Debentures": the Convertible Junior Subordinated Debentures issued by the Borrower to the Convertible Trust pursuant to the Convertible Debenture Indenture, including any Convertible Junior Subordinated Debentures issued in connection with the exercise of the underwriters' over-allotment option, and any debentures (with the same terms) issued in exchange therefor pursuant to the Convertible Debenture Indenture as in effect on June 17, 1996.

                  "Convertible Debenture Indenture": the Indenture, dated as of June 6, 1996, between the Borrower and The Bank of New York, as Trustee, as amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Convertible Preferred Securities": the Trust Convertible Preferred Securities issued by the Convertible Trust on June 17, 1996 and any Trust Convertible Preferred Securities issued by the Convertible Trust in connection with the exercise of the underwriters' over-allotment option.

                  "Convertible Trust": Kmart Financing I, a Delaware statutory business trust.

                  "Debt": as to any Person at the date of any determination thereof, the sum of the following to the extent such items should be reflected on the consolidated balance sheet of such Person (excluding any such items which appear only in the notes to such consolidated balance sheet) at such date (without duplication): (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),
         (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations under Financing Leases, (d) all obligations in respect of acceptances issued or created for the account of such Person, and (e) all liabilities of a kind described above secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, provided that the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person at such date of determination shall in no event constitute Debt of such Person.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Designated Lenders": as defined in subsection 5.1(a).

                  "Dollar Equivalent": at any date of determination thereof with respect to the face amount of any Letter of Credit issued in any currency other than Dollars or any Reimbursement Obligations in respect of any such Letter of Credit, an amount in Dollars equivalent to such face amount calculated at the rate of exchange quoted by the Administrative Agent on such date of determination (at the hour on such date of determination at which it customarily makes such determination) to prime banks in the interbank market where its foreign currency exchange operations in respect of the currency in which such Letter of Credit is issued are then being conducted for the spot purchase of such currency with Dollars.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction (including territories) within the United States of America, excluding the Convertible Trust, Securitization Entities, Inactive Subsidiaries, Special Purpose Subsidiaries and Foreign Holding Companies.

                  "EBITDA": with respect to any period, EBITDAR for such period minus, to the extent included in EBITDAR for such period, the Consolidated Rental Expense of the Borrower for such period.

                  "EBITDAR": with respect to any period, Consolidated Net Income of the Borrower for such period (a) plus, in each case (other than clause (vi) below) to the extent deducted in determining such Consolidated Net Income for such period, the sum of the following: (i) Consolidated Interest Expense of the Borrower, (ii) consolidated income tax expense of the Borrower and its Consolidated Subsidiaries, (iii) consolidated depreciation and amortization expense of the Borrower and its Consolidated Subsidiaries, (iv) Consolidated Rental Expense of the Borrower, (v) other consolidated non-recurring non-cash charges of the Borrower and its Consolidated Subsidiaries and non-cash losses realized by the Borrower and its Consolidated Subsidiaries upon the sale, disposition or refinancing of real property owned by the Borrower or its Consolidated Subsidiaries as of the Effective Date and (vi) cash payments received by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non-cash gains of the Borrower taken subsequent to October 28, 1999, and (b) minus the sum of the following: (i) cash payments made by the Borrower or any Consolidated Subsidiary during such period in respect of non-recurring non-cash charges taken subsequent to October 28, 1999 and (ii) to the extent included in determining such Consolidated Net Income for such period, consolidated non-recurring non-cash gains of the Borrower and its Consolidated Subsidiaries during such period.

                  "Effective Date": the date on which the conditions set forth in subsection 5.1 are satisfied.

                  "Environmental Laws": any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as are now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board of Governors) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate for deposits in Dollars for the period commencing on the first day of such Interest Period and ending on the last day of such Interest Period which appears on Telerate Page 3750 as of 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period. If at least two rates appear on such Telerate Page for such Interest Period, the "Eurodollar Base Rate" shall be the arithmetic mean of such rates. If the "Eurodollar Base Rate" cannot be determined in accordance with the immediately preceding sentences with respect to any Interest Period, the "Eurodollar Base Rate" with respect to each day during such Interest Period shall be the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                  "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Existing Credit Agreement": the Amended and Restated Credit Agreement, dated as of May 6, 1997, among the Borrower, the several banks, financial institutions and other entities from time to time parties thereto and Chase, as administrative agent for the lenders thereunder, as amended.

                  "Existing Issuing Bank": each Person that has issued one or more Continuing Letters of Credit.

                  "Existing Receivables Transactions": collectively, the transactions contemplated under various store programs pursuant to which receivables generated in connection with the sale of inventory are sold to various financing companies, in each case as such agreements and programs may be amended, replaced, supplemented or otherwise modified from time to time.

                  "Extension of Credit": with respect to any Lender, (a) the making of a Loan by such Lender and (b) the issuance or extension of a Letter of Credit; collectively, as to all the Lenders, the "Extensions of Credit".

                  "FDIC": the Federal Deposit Insurance Corporation and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Federal Funds Effective Rate": as defined in the definition of "ABR" contained in this subsection 1.1.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

                  "Fiscal Year": each fiscal year of the Borrower. Fiscal Years are referred to herein by reference to the calendar year in which the first day of such Fiscal Year falls.

                  "Fixed Charge Coverage Ratio": as of the last day of any fiscal quarter of the Borrower, the ratio of (A) EBITDAR for the period of four fiscal quarters ending on the last day of such quarter to (B) the sum of (i) Consolidated Cash Interest Expense of the Borrower plus
         (ii) Consolidated Rental Expense of the Borrower, in each case for such period.

                  "Fixed Rate CAF Advance": any CAF Advance made pursuant to a Fixed Rate CAF Advance Request.

                  "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an absolute rate which is not determined by reference to an external source.

                  "Foreign Holding Company": any Subsidiary organized under the laws of any jurisdiction (including territories) within the United States of America whose sole assets (exclusive of assets with an aggregate book value not exceeding $10,000,000 and assets consisting of advances or loans to the Borrower or any of its Subsidiaries) consist of the Capital Stock of one or more Foreign Subsidiaries or other Foreign Holding Companies.

                  "Foreign L/C Commitment Sublimit": $200,000,000.

                  "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America, excluding Securitization Entities, Inactive Subsidiaries and Special Purpose Subsidiaries, but including in any event Foreign Holding Companies.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, provided that, solely for purposes of determining compliance with subsection 7.1, "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date hereof.

                  "GNB Credit Agreement": the Credit Agreement among the Borrower, the several banks, financial institutions and other entities from time to time parties thereto, Gateway National Bank, as Administrative Agent and First Independence National Bank of Detroit, as Documentation Agent (such Credit Agreement shall only be treated as the "AGNB Credit Agreement" for purposes of Section 7.9 so long as loans and extensions of credit thereunder and commitments in respect thereof do not, without duplication, exceed $125,000,000).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Granting Lender": as defined in subsection 10.6(c).

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a guarantee, reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness (collectively, the "primary obligations") of any other third Person (the "primary obligor"), in any manner, whether directly or indirectly, or which guarantee, reimbursement, counterindemnity or similar obligation should be reflected in a consolidated balance sheet of the guaranteeing person (or in the notes thereto); provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Inactive Subsidiary": any Subsidiary of the Borrower which (and only for so long as such Subsidiary) (a) does not own assets with an aggregate book value in excess of $10,000,000 and (b) is not then engaged in any business.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities and current accounts payable incurred in the ordinary course of business and payable in accordance with customary practices),
         (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
         (c) all obligations (to the extent capitalized for accounting purposes) of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of the types described in the other clauses of this definition secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (f) all obligations of such Person in respect of interest rate and currency hedging agreements. For purposes of this Agreement, the amount of any Indebtedness referred to in clause (f) of the preceding sentence shall be the net amounts, including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

                  "Indemnified Liabilities": as defined in subsection 10.5.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Intellectual Property": as defined in subsection 4.16.

                  "Interest Coverage Ratio": as of the last day of any fiscal quarter of the Borrower, the ratio of (A) EBITDA for the period of four fiscal quarters ending on the last day of such period to (B) Consolidated Cash Interest Expense for such period.

                  "Interest Expense": of any Person for any period, (a) the amount of interest expense, both expensed and capitalized, of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period minus (b) the amount of interest income of such Person and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP for such period provided that in no event shall Interest Expense include any distributions in respect of the Convertible Preferred Securities or interest payments on the Convertible Debentures or any fees or amortization of debt discount associated with the transactions contemplated hereby, by the Existing Credit Agreement or by the Convertible Preferred Securities.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each April, July, October and January, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Swing Line Loan, the fifth Business Day following the day on which such Swing Line Loan is made.

                  "Interest Period": with respect to any Eurodollar Loan:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one week (if, at the time of the relevant borrowing, all Lenders participating therein agree to make an interest period of such duration available) or one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one week (if, at the time of the relevant borrowing, all Lenders participating therein agree to make an interest period of such duration available) or one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

                  provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                                    (1) if any Interest Period would otherwise
                           end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (2) any Interest Period that would otherwise
                           extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                                    (3) any Interest Period that begins on the
                           last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

                  "Issuing Banks": initially, (a) each Lender specified on
         Schedule 1.1(a) as an Issuing Bank and (b) each Existing Issuing Bank listed on Schedule 4.17, in each case in its capacity as issuer of a Letter of Credit. Additional Lenders may from time to time be designated as "Issuing Banks" by the Borrower (with the consent of such Lender and with the consent (which shall not be unreasonably withheld) of the Administrative Agent) by written notice to such effect from the Borrower to the Administrative Agent.

                  "Judgment Currency": as defined in subsection 10.18.

                  "L/C Commitment": at any time, the lesser of (a) $1,000,000,000, and (b) the Revolving Credit Commitments then in effect.

                  "L/C Fee Payment Date": the last day of each April, July, October and January and the Revolving Credit Termination Date.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in Dollars, (b) the Dollar Equivalent of the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit issued in currencies other than Dollars (such Dollar Equivalent to be calculated as of the date of issuance of such Letters of Credit), (c) the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in Dollars which have not then been paid pursuant to subsection 2.10(a) and (d) the Dollar Equivalent of the aggregate amount of Reimbursement Obligations in respect of Letters of Credit issued in currencies other than Dollars which have not then been paid pursuant to subsection 2.10(a) (such Dollar Equivalent to be calculated as of the date such Reimbursement Obligation becomes due and payable).

                  "L/C Participants": the collective reference to all the Lenders.

                  "Lenders": as defined in the preamble to this Agreement.

                  "Letters of Credit": as defined in subsection 2.6(a).

                  "Leverage Ratio": as of any date of determination thereof, the quotient of (a) Consolidated Total Debt of the Borrower as of such date of determination divided by (b) Consolidated Capital Funds of the Borrower as of such date of determination.

                  "LIBO Rate": in respect of any LIBO Rate CAF Advance, the London interbank offered rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the CAF Advance Maturity Date with respect thereto which appears on Telerate Page 3750 as of 11:00 A.M., London time, two Business Days prior to the beginning of such period.

                  "LIBO Rate CAF Advance": any CAF Advance made pursuant to a LIBO Rate CAF Advance Request.

                  "LIBO Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBO Rate plus (or minus) a margin.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any Revolving Credit Loan, Swing Line Loan or CAF Advance, as the case may be.

                  "Loan Documents": this Agreement, any Notes, the Subsidiaries Guarantee and any Applications.

                  "Loan Parties": the collective reference to the Borrower, the Subsidiary Guarantors and any other Subsidiary from time to time party to any Loan Document.

                  "Majority Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

                  "Margin Level Status": as to the Borrower, the existence of Margin Level I Status, Margin Level II Status, Margin Level III Status or Margin Level IV Status, as the case may be.

                  "Margin Level I Status": as to the Borrower, shall exist on an Adjustment Date if the Interest Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is less than or equal to 7.00 to 1.00.

                  "Margin Level II Status": as to the Borrower, shall exist on an Adjustment Date if the Interest Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 7.00 to 1.00 but less than or equal to 8.00 to 1.00.

                  "Margin Level III Status": as to the Borrower, shall exist on an Adjustment Date if the Interest Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 8.00 to 1.00 but less than or equal to
         9.50 to 1.00.

                  "Margin Level IV Status": as to the Borrower, shall exist on an Adjustment Date if the Interest Coverage Ratio as of the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 9.50 to 1.00.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the material rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder; it being understood that any past or future reduction in the Borrower's or any Subsidiary's credit rating or decline in the market price of the Borrower's or any Subsidiary's equity securities shall not in and of themselves be deemed to constitute a Material Adverse Effect.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Income": of any Person for any period, net income of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Net Revenue": of any Person for any period, net revenue of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Net Worth": of any Person, as of the date of determination thereof, the sum of (without duplication) (a) Shareholders' Equity of such Person as of such date of determination, and (b) the excess, if any, of (i) the aggregate amount of net after-tax, non-recurring, non-cash charges that have the effect of reducing the amount set forth in clause (a) above, taken after the fiscal quarter ended October 27, 1999 over (ii) any reversal of any of the foregoing charges.

                  "Non-Excluded Taxes": as defined in subsection 3.10.

                  "Non-Executing Persons": as defined in subsection 5.1(a).

                  "Notes": the collective reference to any Revolving Credit Notes, any Swing Line Notes and any CAF Advance Notes.

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority which succeeds to the powers and functions thereof.

                  "Permitted Sale-Leaseback": as defined in subsection 7.8.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Reference Lenders": Chase, Bank of America, National Association, The Bank of New York and BankBoston, N.A.

                  "Register": as defined in subsection 10.6(d).

                  "Regulation U": Regulation U of the Board of Governors as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower pursuant to subsection 2.10(a) to reimburse each Issuing Bank for amounts drawn under any Letter of Credit issued by such Issuing Bank.

                  "Rental Expense": of any Person for any period, the aggregate amount of fixed and contingent rentals payable by such Person for such period in accordance with GAAP with respect to leases of real property minus the aggregate amount of rental income (including licensee related income from licensees operating on the store premises of the Borrower and its Subsidiaries) payable to such Person for such period in accordance with GAAP with respect to leases of real and personal property.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss 2615.

                  "Required Lenders": at any time, Lenders the Voting Percentages of which aggregate more than 50%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, ordinance, code, decree, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject (including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property).

                  "Responsible Officer": the chief executive officer, the president, any executive vice president, the chief financial officer or the treasurer of the Borrower or, with respect to financial matters, the chief executive officer, the president, the executive vice president-finance, the chief financial officer or treasurer of the Borrower, provided that, for purposes of Section 8(d) only, a "Responsible Officer" shall also include any other senior executive officer of the Borrower, as well as the general counsel, vice president
         - real estate finance, vice president - real estate and any assistant treasurer of the Borrower.

                  "Restricted Payments": as defined in subsection 7.5.

                  "Restricted Subsidiaries": collectively, the Domestic Subsidiaries and Significant Foreign Subsidiaries.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and/or participate in Swing Line Loans to and/or issue or participate in Letters of Credit issued on behalf of the Borrower hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a) under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time pursuant to this Agreement or as such amount may be adjusted from time to time pursuant to subsection 10.6; collectively, as to all such Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage of the Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) such Lender's Revolving Credit Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage immediately prior to the termination of the Revolving Credit Commitments (after giving effect to any permitted assignment pursuant to subsection 10.6) times the sum of (1) the aggregate principal amount of Swing Line Loans then outstanding plus
         (2) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Revolving Credit Loans of all the Lenders then outstanding plus (y) the aggregate principal amount of all Swing Line Loans then outstanding plus (z) the aggregate L/C Obligations then outstanding.

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note": as defined in subsection 3.13(d).

                  "Revolving Credit Termination Date": December 6, 2002.

                  "Sale-Leaseback": as defined in subsection 7.8.

                  "S&P": Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

                  "Scheduled Asset Sales": as defined in subsection 7.4(f).

                  "SEC": the Securities and Exchange Commission and any Governmental Authority which succeeds to the powers and functions thereof.

                  "Securitization Entity": with respect to the Borrower or any Subsidiary, a corporation, partnership, trust, limited liability company or other entity that is formed by the Borrower or such Subsidiary for the purpose of effecting or facilitating a Securitization Transaction and which engages in no business and incurs no Indebtedness or other liabilities other than those related to or incidental to a Securitization Transaction.

                  "Securitization Transactions": a transaction or series of related transactions pursuant to which a corporation, partnership, trust, limited liability company or other entity incurs obligations or issues interests, the proceeds of which are used to finance a discrete pool (which may be fixed or revolving) of receivables, leases or other financial assets, or a discrete portfolio of real property or equipment.

                  "Shareholders' Equity": of any Person, as of the date of determination thereof, the sum of (a) all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination and (b) the item which in conformity with GAAP would reflect the amount of Convertible Preferred Securities and/or the Convertible Debentures (and the obligations of such Person with respect thereto) on the consolidated balance sheet of such Person and its Consolidated Subsidiaries at such date of determination.

                  "Significant Foreign Subsidiary": any Foreign Subsidiary which is a Significant Subsidiary.

                  "Significant Subsidiary": any Subsidiary (a) the Total Assets of which exceed 10% of the Total Assets of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year or (b) the Net Revenue of which exceeds 10% of the Net Revenue of the Borrower and its Consolidated Subsidiaries as of the end of the most recently completed Fiscal Year.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount that will be required to pay all "liabilities of such Person and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date (as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors) as such debts become absolute and matured, (b) such Person and its Subsidiaries, taken as a whole, will not have, as of such date, an unreasonably small amount of capital with which to conduct their businesses, and (c) such Person and its Subsidiaries, taken as a whole, will be able to pay their debts as they mature, taking into account the timing of and amounts of cash to be received by such Person and its Subsidiaries, taken as a whole, and the timing of and amounts of cash to be payable on or in respect of indebtedness of such Person and its Subsidiaries, taken as a whole; in each case after giving effect to (A) as of the Effective Date the making of the extensions of credit to be made on the Effective Date and to the application of the proceeds of such extensions of credit and (B) on any date after the Effective Date, the making of any extension of credit to be made on such date, and to the application of the proceeds of such extension of credit. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal or equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. For purposes of representations and warranties made pursuant to subsection 4.18 on any date after the Effective Date on which an Extension of Credit is made hereunder, the Borrower may, in making such representation, assume that the Aggregate Revolving Credit Outstandings will be refinanced at the maturity thereof.

                  "SPC": as defined in subsection 10.6(c).

                  "Special Purpose Subsidiary": any Subsidiary of the Borrower organized solely for the purpose of (a) holding a license or permit issued by any Governmental Authority and used in connection with the business of the Borrower and/or its Subsidiaries or (b) providing employee services for use in the foreign operations of the Borrower or any of its Subsidiaries, provided that such Subsidiary shall only be a "Special Purpose Subsidiary" for so long as such Subsidiary does not own any assets (other than any such license or permit and other than other assets with a book value not exceeding $10,000,000 in the aggregate) and does not engage in any business (other than holding such license or permit and activities directly related thereto).

                  "Standby L/C Fee Rate": at any time, the rate per annum equal to the Applicable Margin then in effect for Eurodollar Loans.

                  "Standby Letter of Credit": as defined in subsection
         2.6(b)(i).

                  "Subsidiaries Guarantee": the Guarantee, dated as of December 6, 1999, executed and delivered by each Subsidiary Guarantor, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary set forth on Schedule
         4.13 under the heading "Initial Subsidiary Guarantors", together with each other Subsidiary that becomes a party to the Subsidiaries Guarantee in compliance with subsection 6.9.

                  "Swing Line Commitment": the lesser of (a) $100,000,000 and
         (b) the Revolving Credit Commitments then in effect.

                  "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loans": as defined in subsection 2.18.

                  "Swing Line Loan Participation Certificate": a certificate, substantially the form of Exhibit K.

                  "Swing Line Note": as defined in subsection 3.13(e).

                  "Swing Line Rate": with respect to any Swing Line Loan, an interest rate equal to the sum of (a) the rate of interest determined by the Swing Line Lender in respect thereof (which determination shall be conclusive absent manifest error) to be the cost to the Swing Line Lender of funding such Swing Line Loan, (b) the Applicable Margin then in effect for Eurodollar Loans and (c) 0.75%.

                  "Telerate Page 3750": the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace that service for the purpose of displaying comparable rates or prices).

                  "364-Day Credit Facility": the 364-Day Credit Agreement, dated as of December 6, 1999, among the Borrower, the several banks, financial institutions and other entities from time to time parties thereto and the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Total Assets": of any Person for any period, the total assets of such Person and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

                  "Total Debt": as to any Person at the date of any determination thereof, all Debt of such Person; provided, however, that for the purposes of any determination of the Leverage Ratio hereunder the amount of Total Debt attributable to the Revolving Credit Loans, the Swing Line Loans, the CAF Advances and Debt outstanding under the Existing Credit Agreement, the 364-Day Credit Agreement and the GNB Credit Agreement shall be the average daily outstanding amounts thereof for the period of four fiscal quarters ending on or immediately preceding such date of determination.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

                  "Transferee": as defined in subsection 10.6(f).

                  "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as in effect in the State of New York from time to time.

                  "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

                  "Voting Percentage": as to any Lender (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Revolving Credit Commitments of all the Lenders, and (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (x) the principal amount of such Lender's Revolving Credit Loans then outstanding plus (y) the product of such Lender's Revolving Credit Commitment Percentage times the sum of (A) the aggregate principal amount of Swing Line Loans then outstanding plus (B) the L/C Obligations then outstanding then constitutes of (ii) the sum of (x) the aggregate principal amount of Committed Loans of all the Lenders then outstanding plus (y) the aggregate L/C Obligations of all the Lenders then outstanding.

                  1.2 Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) The definitions of "Debt" and "Indebtedness" in subsection
1.1 shall be independent in construction, interpretation and application.


          SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of an amount equal to the sum of (i) the aggregate principal amount of Swing Line Loans then outstanding plus (ii) the then outstanding L/C Obligations plus (iii) the aggregate principal amount of all

CAF Advances then outstanding (after giving effect to the use of proceeds of such Revolving Credit Loans), does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period, the Borrower may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part, all in accordance with the terms and conditions hereof.

                  (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections 2.2 and 3.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the excess of the then Available Revolving Credit Commitments over the aggregate principal amount of all CAF Advances then outstanding is less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection 10.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available to the Borrower on or prior to 2:00 P.M., New York City time, by the Administrative Agent crediting the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.3 Commitment Fee. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to but not including the Revolving Credit Termination Date, computed at a rate per annum equal to the Applicable Commitment Fee Rate then in effect on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period (calculated as if no Swing Line Loans were outstanding during such period) for which payment is made, payable quarterly in arrears on the last day of each April, July, October and January and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

                  2.4 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than two Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the then outstanding L/C Obligations, Swing Line Loans and CAF Advances, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice pursuant to this subsection 2.4, the Administrative Agent shall promptly notify each Lender thereof.

                  2.5 Repayment of Revolving Credit Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 3.4.

                  2.6 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 2.9(a), agrees to issue letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Bank; provided that no Issuing Bank shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations at such time would exceed the L/C Commitment,
(ii) the Aggregate Revolving Credit Outstandings at such time would exceed the aggregate amount of the Revolving Credit Commitments at such time or (iii) in the case of Letters of Credit issued in currencies other than Dollars only, the L/C Obligations in respect of Letters of Credit issued in currencies other than Dollars would exceed the Foreign L/C Commitment Sublimit at such time. Each Continuing Letter of Credit shall be deemed to be issued under this Agreement on the Effective Date (to the extent such Continuing Letter of Credit has not been fully drawn or has not expired or been terminated as of the Effective Date) and shall be (x) a Letter of Credit for all purposes hereof (other than subsection 2.7) and the other Loan Documents and (y) a Commercial Letter of Credit or a Standby Letter of Credit, as applicable, for purposes of subsections 2.8(b) and 2.8(c), respectively.

                  (b) Each Letter of Credit shall:

                      (i) be denominated in Dollars or such other currency that as of the date of issuance thereof is in the reasonable judgment of the relevant Issuing Bank (which shall be binding on the L/C Participants) freely convertible or exchangeable into Dollars as the Borrower, the relevant Issuing Bank and the Administrative Agent may from time to time agree, and shall be either (A) a standby letter of credit issued to support obligations of the Borrower or a Subsidiary, contingent or otherwise (a "Standby Letter of Credit"), or (B) a commercial letter of credit issued in respect of the purchase of inventory or other goods or services by the Borrower and its Subsidiaries in the ordinary course of business (a "Commercial Letter of Credit"), and

                     (ii) expire no later than the earlier of (A) five Business Days prior to the Revolving Credit Termination Date and (B) one year after the date of issuance thereof, provided that, subject to clause
         (A) above, any Letter of Credit may, at the request of the Applicant as set forth in the applicable Application, be automatically renewed on each anniversary of the issuance thereof for an additional period of one year unless the Issuing Bank which issued such Letter of Credit shall have given prior written notice to the Borrower and the beneficiary of such Letter of Credit that such Letter of Credit will not be renewed.

                  (c) Each Letter of Credit shall be subject to the Uniform Customs (except to the extent that any Continuing Letter of Credit continues to be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, in accordance with its terms), and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (d) No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  2.7 Procedure for Issuance of Letters of Credit. An Applicant may from time to time request that an Issuing Bank issue a Letter of Credit by delivering (a) to such Issuing Bank at its address for notices specified herein in such manner as may be agreed by or be acceptable to such Issuing Bank (including by electronic transmission) an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request and (b) a notice to the Administrative Agent that such Letter of Credit has been requested. Upon receipt of any Application, each Issuing Bank agrees to process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than two Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and the Borrower. Each Issuing Bank shall furnish a copy of each Letter of Credit issued by such Issuing Bank to the Borrower and the Administrative Agent promptly following the issuance thereof.

                  2.8 Letter of Credit Fees, Commissions and Other Charges. (a) The Borrower shall pay to the relevant Issuing Bank with respect to each Letter of Credit issued by such Issuing Bank under this Agreement, for the account of such Issuing Bank, a fronting fee with respect to the period from the date of issuance of such Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum to be agreed upon by the Borrower and such Issuing Bank on the average aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such fronting fee shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (b) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Commercial Letter of Credit issued under this Agreement with respect to the period from the date of issuance of such Commercial Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Commercial L/C Fee Rate on the average aggregate amount available to be drawn under such Commercial Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (c) The Borrower shall pay to the Administrative Agent, for the account of the L/C Participants, a letter of credit commission with respect to each Standby Letter of Credit with respect to the period from the date of issuance of such Standby Letter of Credit to the expiration or termination date of such Letter of Credit, computed at a rate per annum equal to the Standby L/C Fee Rate of the average aggregate amount available to be drawn under such Standby Letter of Credit during the period for which such fee is calculated. Such commission shall be shared ratably among the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages. Such commission shall be payable in arrears on each L/C Fee Payment Date to occur after the issuance of such Letter of Credit and on the Revolving Credit Termination Date (or on such earlier date as the Revolving Credit Commitments shall terminate as provided herein) and shall be nonrefundable.

                  (d) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse each Issuing Bank for such normal and customary costs and expenses as may be agreed upon by the Borrower and such Issuing Bank in connection with issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by such Issuing Bank.

                  (e) The Administrative Agent shall, promptly following its receipt thereof, distribute to each Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

                  2.9 L/C Participations. (a) Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant (other than such Issuing Bank), and, to induce such Issuing Bank to issue Letters of Credit hereunder, each such L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in such Issuing Bank's obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each such L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which such Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Administrative Agent for the account of such Issuing Bank upon demand an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 2.9(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank is paid to such Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times
(ii) the daily average Federal Funds Effective Rate, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 2.9(a) is not in fact made available to any Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, such Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of any Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after any Issuing Bank has made payment under any Letter of Credit issued by such Issuing Bank and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 2.9(a), such Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof.

                  (d) If any payment received by any Issuing Bank pursuant to subsection 2.10 with respect to any Letter of Credit issued by it shall be required to be returned by such Issuing Bank, each L/C Participant shall pay to such Issuing Bank its pro rata share thereof.

                  2.10 Letter of Credit Reimbursement Obligations. (a) The Borrower agrees to reimburse each Issuing Bank for the amount of (i) any draft paid by such Issuing Bank under any Letter of Credit issued by such Issuing Bank and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment. Each such payment shall be made to the relevant Issuing Bank at its address for notices specified herein in the currency in which the relevant Letter of Credit was issued and in immediately available funds in such currency.

                  (b) If any draft shall be presented for payment under any Letter of Credit issued by any Issuing Bank, such Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The Borrower shall reimburse each Issuing Bank pursuant to subsection 2.10(a) with respect to any drawing under any Letter of Credit issued by such Issuing Bank on the next Business Day following the date of such drawing and interest shall be payable on the amount of such drawing for such period at the rate then applicable to ABR Loans hereunder. If any amount payable under this subsection is not paid when due, interest shall be payable on such amount from the date such amount becomes payable under this subsection until payment in full thereof at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  2.11 Obligations Absolute. (a) The Borrower's obligations under this Section 2 in respect of Letters of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower or any Applicant may have or have had against any Issuing Bank or any beneficiary of any Letter of Credit.

                  (b) The Borrower also agrees with each Issuing Bank that such Issuing Bank shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower, any Applicant and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower or any Applicant against any beneficiary of such Letter of Credit or any such transferee.

                  (c) No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by such Issuing Bank, except for errors or omissions caused by such Issuing Bank's gross negligence or willful misconduct.

                  (d) The Borrower agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the UCC, shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower.

                  2.12 Letter of Credit Payments. The responsibility of each Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by such Issuing Bank shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

                  2.13 Letter of Credit Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2 or any other terms of this Agreement or any other Loan Document, the provisions of this Section 2 shall apply.

                  2.14 CAF Advances. Subject to the terms and conditions of this Agreement, the Borrower may request advances ("CAF Advances") from time to time on any Business Day during the CAF Advance Availability Period. CAF Advances may be requested and made in amounts such that, after giving effect to the making of such CAF Advance and the application of proceeds thereof, the Aggregate Revolving Credit Outstandings at any time do not exceed the aggregate amount of the Revolving Credit Commitments at such time. Within the limits and on the conditions hereinafter set forth with respect to CAF Advances, the Borrower from time to time may borrow, repay and reborrow CAF Advances.

                  2.15 Procedure for CAF Advance Borrowing. (a) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBO Rate CAF Advance Request), and not later than 11:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). The Borrower shall pay to the Administrative Agent a fee of $2,000 in connection with each CAF Advance Request delivered by the Borrower to the Administrative Agent. Each CAF Advance Request in respect of any Borrowing Date may solicit bids for CAF Advances on such Borrowing Date in an aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and having not more than three alternative CAF Advance Maturity Dates. The CAF Advance Maturity Date for each CAF Advance shall be the date set forth therefor in the relevant CAF Advance Request, which date shall be
(i) not less than seven days nor more than 180 days after the Borrowing Date therefor, in the case of a Fixed Rate CAF Advance, (ii) one, two, three or six months after the Borrowing Date therefor, in the case of a LIBO Rate CAF Advance and (iii) not later than the Revolving Credit Termination Date, in the case of any CAF Advance. The Administrative Agent shall notify each Lender promptly by facsimile transmission of the contents of each CAF Advance Request received by the Administrative Agent.

                  (b) In the case of a LIBO Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at the applicable LIBO Rate plus (or minus) a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) on the day that is three Business Days before the proposed Borrowing Date, setting forth:

                      (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date and the aggregate maximum amount of CAF Advances for all CAF Advance Maturity Dates which such Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

                      (ii) the margin above or below the applicable LIBO Rate at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 11:00 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) on the date which is three Business Days before the proposed Borrowing Date.

                  (c) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, each Lender may elect, in its sole discretion, to offer irrevocably to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth:

                      (i) the maximum amount of CAF Advances for each CAF Advance Maturity Date, and the aggregate maximum amount for all CAF Advance Maturity Dates, which such Lender would be willing to make (which amounts may, subject to subsection 3.14, exceed such Lender's Revolving Credit Commitments); and

                      (ii) the rate of interest at which such Lender is willing to make each such CAF Advance.

The Administrative Agent shall advise the Borrower before 10:00 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent, in its capacity as a Lender, shall elect, in its sole discretion, to make any such CAF Advance Offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

                  (d) Before 11:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBO Rate CAF Advance Request) and before 10:30 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request), the Borrower, in its absolute discretion, shall:

                      (i) cancel the relevant CAF Advance Request by giving the Administrative Agent telephonic notice to that effect, or

                      (ii) by giving telephonic notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation by facsimile transmission) (A) subject to the provisions of subsection 2.15(e), accept one or more of the offers made by any Lender or Lenders pursuant to subsection 2.15(b) or subsection 2.15(c), as the case may be, and (B) reject any remaining offers made by Lenders pursuant to subsection 2.15(b) or subsection 2.15(c), as the case may be.

                  (e) The Borrower's acceptance of CAF Advances in response to any CAF Advance Offers shall be subject to the following limitations:

                      (i) the amount of CAF Advances accepted for each CAF Advance Maturity Date specified by any Lender in its CAF Advance Offer shall not exceed the maximum amount for such CAF Advance Maturity Date specified in such CAF Advance Offer;

                      (ii) the aggregate amount of CAF Advances accepted for all CAF Advance Maturity Dates specified by any Lender in its CAF Advance Offer shall not exceed the aggregate maximum amount specified in such CAF Advance Offer for all such CAF Advance Maturity Dates;

                      (iii) the Borrower may not accept offers for CAF Advances for any CAF Advance Maturity Date in an aggregate principal amount in excess of the maximum principal amount of CAF Advances requested for such CAF Advance Maturity Date in the related CAF Advance Request; and

                      (iv) if the Borrower accepts any of such CAF Advance Offers, it must accept offers based solely upon pricing for each relevant CAF Advance Maturity Date and upon no other criteria whatsoever, and if two or more Lenders submit CAF Advance Offers for any CAF Advance Maturity Date at identical pricing and the Borrower accepts any of such CAF Advance Offers but does not wish to (or, by reason of the limitations set forth in subsection 2.14 or this subsection 2.15, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept CAF Advance Offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (with appropriate rounding, in the sole discretion of the Borrower, to assure that each accepted CAF Advance is an integral multiple of $1,000,000); provided that if the number of Lenders that submit CAF Advance Offers for any CAF Advance Maturity Date with identical pricing is such that, after the Borrower accepts such offers pro rata in accordance with the foregoing provisions of this paragraph, the CAF Advance to be made by any such Lender would be less than $5,000,000 principal amount, the number of such Lenders shall be reduced by the Administrative Agent by lot until the CAF Advances to be made by each such remaining Lender would be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (f) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to subsection 2.15(d)(i), the Administrative Agent shall give prompt telephonic notice thereof to the Lenders.

                  (g) If the Borrower accepts pursuant to subsection 2.15(d)(ii) one or more of the CAF Advance Offers made by any Lender or Lenders, the Administrative Agent promptly shall notify each Lender which has made such a CAF Advance Offer of (i) the aggregate amount of such CAF Advances to be made on the relevant Borrowing Date and the CAF Advance Maturity Date for each such CAF Advance and (ii) the acceptance or rejection of any CAF Advance Offers to make such CAF Advances made by such Lender. Before 12:00 Noon (New York City time) on the Borrowing Date specified in the applicable CAF Advance Request, each Lender whose CAF Advance Offer has been accepted shall make available to the Administrative Agent at its office set forth in subsection 10.2 the amount of CAF Advances to be made by such Lender, in Dollars and in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at such office of the Administrative Agent in like funds. As soon as practicable after each Borrowing Date, the

Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective CAF Advance Maturity Dates thereof.

                  2.16 CAF Advance Payments. (a) The Borrower shall pay to the Administrative Agent, for the account of each Lender which has made a CAF Advance, on the CAF Advance Maturity Date of such CAF Advance (or on such earlier date on which such CAF Advance becomes due and payable pursuant to
Section 8) the principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance without the consent of the Lender to which such CAF Advance is owed.

                  (b) The Borrower shall pay to the Administrative Agent for the account of each Lender which has made a CAF Advance interest on the unpaid principal amount of such CAF Advance from the Borrowing Date with respect thereto to the CAF Advance Maturity Date of such CAF Advance at the rate of interest specified in the CAF Advance Offer accepted by the Borrower in connection with such CAF Advance (calculated on the basis of a 360-day year for actual days elapsed), payable on each applicable CAF Advance Interest Payment Date.

                  (c) If any principal of, or interest on, any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such CAF Advance shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable to such CAF Advance until the stated CAF Advance Maturity Date of such CAF Advance, and for each day after such stated CAF Advance Maturity Date at a rate per annum which is 2% above the ABR, in each case until paid in full (as well after as before judgment). Interest accruing pursuant to this subsection 2.16(c) shall be payable from time to time on demand.

                  2.17 Certain Restrictions With Respect to CAF Advances. A CAF Advance Request may request CAF Advance Offers for CAF Advances to be made on not more than one Borrowing Date and to mature on not more than three CAF Advance Maturity Dates. No CAF Advance Request may be submitted earlier than five Business Days after submission of any other CAF Advance Request.

                  2.18 Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans ("Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment, provided that, after giving effect to any such Swing Line Loans, the Aggregate Revolving Credit Outstandings at such time would not exceed the Revolving Credit Commitments in effect at such time. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, prepaying the Swing Line Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  2.19 Procedure for Swing Line Borrowing. (a) The Borrower may borrow under the Swing Line Commitment during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Swing Line Lender and the Administrative Agent irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:00 Noon, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in an aggregate minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by 1:00 P.M., New York City time, on the Borrowing Date by crediting the account of the Borrower at such office with such proceeds. The Borrower may at any time and from time to time prepay the Swing Line Loans, in whole or in part, without premium or penalty, by notifying the Swing Line Lender prior to 12:00 Noon, New York City time, on any Business Day of the date and amount of prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  (b) The Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf) and on the earlier of (i) the fifth Business Day following the Borrowing Date with respect to any Swing Line Loan or (ii) on the date on which the Revolving Credit Commitments shall terminate pursuant to Section 8, request each Lender (including the Swing Line Lender) to make a Revolving Credit Loan (which shall be an ABR Loan, unless the Borrower notified the Administrative Agent pursuant to subsection 2.2 that such Revolving Credit Loans shall be Eurodollar Loans) in an amount equal to such Lender's Revolving Credit Commitment Percentage of the principal amount of such Swing Line Loan. Unless any of the events described in paragraph (f) of Section 8 shall have occurred with respect to the Borrower (in which event the procedures of paragraph (d) of this subsection 2.19 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's office specified in or pursuant to subsection 11.2 prior to 11:00 A.M., New York City time, in funds immediately available in Dollars on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the relevant Swing Line Loan. Effective on the day such Revolving Credit Loans are made, the relevant Swing Line Loan so paid shall no longer be outstanding as a Swing Line Loan and shall no longer be due under the Swing Line Note. The Borrower authorizes the Swing Line Lender to charge the Borrower's accounts with the Swing Line Lender (up to the amount available in each such account) in order to immediately pay the amount of its outstanding Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay in full such outstanding Swing Line Loans.

                  (c) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not make any Swing Line Loans if the Swing Line Lender has received written notice that the conditions set forth in subsection 5.2 have not been satisfied in connection with the making of such Swing Line Loans.

                  (d) If prior to the making of a Revolving Credit Loan pursuant to paragraph (b) of subsection 2.19 one of the events described in paragraph (f) of Section 8 shall have occurred and be continuing with respect to the Borrower, each Lender will, on the date such Revolving Credit Loan was to have been made pursuant to the notice in subsection 2.19, purchase an undivided participating interest in the outstanding Swing Line Loans in an amount equal to (i) its Revolving Credit Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding. Each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation, and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (e) Whenever, at any time after any Lender has purchased a participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (f) Each Lender's obligation to make the Revolving Credit Loans referred to in subsection 2.19(b) and to purchase participating interests pursuant to subsection 2.19(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any Subsidiary or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.20 Quarterly Swing Line Loans Clean-Down. The Borrower shall pay all outstanding Swing Line Loans on the last Business Day of each calendar quarter.

 SECTION 3. GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT

                  3.1 Optional Prepayments. The Borrower may, at any time and from time to time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty (except, with respect to Eurodollar Loans that are prepaid on a date other than the last day of the Interest Period with respect thereto, as provided under subsection 3.11), upon (in the case of prepayments of Eurodollar Loans) at least two Business Days' irrevocable notice to the Administrative Agent and upon (in the case of prepayments of ABR Loans) irrevocable notice to the Administrative Agent prior to 11:00 A.M., New York City time, on the date of such prepayment, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 3.11 in connection therewith. Partial prepayments under this section 3.1 shall be in an aggregate principal amount of $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

                  3.2 Conversion and Continuation Options. (a) The Borrower may, subject to paragraph (b) below, elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent irrevocable notice of such election prior to 12:00 Noon on the date of conversion, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a conversion is not appropriate and (ii) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

                  (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has notified the Borrower that it has determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if the Borrower shall fail to give such notice or if such continuation is not permitted such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice pursuant to this subsection 3.2(b), the Administrative Agent shall notify each affected Lender thereof.

                  3.3 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Revolving Credit Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of Eurodollar Loans comprising each Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 30 Tranches outstanding at any time.

                  3.4 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

                  (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

                  (c) Each Swing Line Loan shall bear interest at a rate per annum equal to the Swing Line Rate.

                  (d) If all or a portion of (i) any principal of or interest payable on any Loan, (ii) any commitment fee or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal, interest, commitment fee or other amount shall bear interest at a rate per annum which is the rate described in paragraph (b) of this subsection (or, in the case of overdue principal, the rate otherwise applicable thereto) plus 2%, in each case from the date of such non-payment until such overdue interest, commitment fee or other amount is paid in full (as well after as before judgment).

                  (e) Interest shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to subsection 3.4(d) shall be payable from time to time on demand, and (ii) interest on the Revolving Credit Loans shall also be due and payable on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8).

                  3.5 Computation of Interest and Fees. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest, commitment fees and fees and commissions in respect of Letters of Credit shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Revolving Credit Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the affected Lenders in the absence of manifest error.

                  (c) If any Reference Lender shall for any reason no longer have a Revolving Credit Commitment or any Loans, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Lenders and with the consent of the Borrower (which shall not be unreasonably withheld)) shall, by notice to the Borrower and the Lenders, designate another Lender that is a commercial bank as a Reference Lender so that there shall at all times be at least two Reference Lenders.

                  (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of this subsection 3.5, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

                  3.6 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Majority Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Majority Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Revolving Credit Loans during such Interest Period, the Administrative Agent shall give facsimile or telephonic notice thereof to the Borrower and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans which the Borrower has requested to continue as such pursuant to subsection 3.2(b) shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  3.7 Pro Rata Treatment and Payments. (a) Except as otherwise provided in subsections 2.14 through 2.19, all payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders at the Administrative Agent's office specified in or pursuant to subsection 10.2 (except as otherwise provided herein) in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled to receive the same promptly upon receipt in like funds as received. If any payment hereunder (other than payments on Eurodollar Loans or LIBO Rate CAF Advances) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or a LIBO Rate CAF Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its portion of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's portion of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

                  (c) Each borrowing by the Borrower of Revolving Credit Loans shall be made ratably from the Lenders in accordance with their respective Revolving Credit Commitment Percentages. Any reduction of the Revolving Credit Commitments shall be made ratably among the Lenders, in accordance with their respective Revolving Credit Commitment Percentages. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders.

                  3.8 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans or LIBO Rate CAF Advances as contemplated by this Agreement,
(a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be suspended during the period of illegality, (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law and
(c) the Borrower shall, with respect to any LIBO Rate CAF Advance of such Lender, take such action as such Lender may reasonably request. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 3.11.

                  3.9 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof (or, in the case of LIBO Rate CAF Advances, made subsequent to acceptance by the Borrower of the CAF Advance Offer relating to such LIBO Rate CAF Advance):

                      (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Eurodollar Loan, any Swing Line Loan or any LIBO Rate CAF Advance made by it, any Letter of Credit issued or participated in by it or any Application, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-

         Excluded Taxes covered by subsection 3.10 and changes in the rate of tax on the overall net income of such Lender);

                      (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate or the Swing Line Rate hereunder; or

                      (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans, Swing Line Loans or LIBO Rate CAF Advances or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 3.9(c) with respect thereto) the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand therefor (accompanied by the certificate contemplated by subsection 3.9(c) with respect thereto), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection 3.9, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection 3.9 submitted by such Lender to the Borrower (with a copy to the Administrative Agent) setting forth in reasonable detail the calculation of such amounts and the basis therefor shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.10 Indemnification for Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise and excise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph
(b) of this subsection 3.10. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                      (i) in the case of a Lender or a Transferee that is a "bank" under Section 881(c)(3)(A) of the Code:

                         (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (II) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                         (B) deliver to the Borrower and the Administrative
                  Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                         (C) obtain such extensions of time for filing and
                  complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; and

                      (ii) in the case of a Lender or a Transferee that is not a "bank" under Section 881(c)(3)(A) of the Code:

                           (A) on or before the date it becomes a party to this
                  Agreement (or, in the case of a Participant, on or before the date such Participant becomes a Participant hereunder), deliver to the Borrower and the Administrative Agent (I) a statement under penalties of perjury that such Lender or Transferee (x) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code and (II) a properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

                           (B) deliver to the Borrower and the Administrative
                  Agent two further properly completed and duly executed copies of such Form W-8, or any successor applicable form, on or before the date that any such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower or upon the request of the Borrower; and

                           (C) obtain such extensions of time for filing and
                  completing such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and
(ii) in the case of a Form W-8 or W-9 provided pursuant to subsection 4.10(b)(i)(A)(II), that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

                  3.11 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or reasonable expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans, Swing Line Loans or CAF Advances after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan, Swing Line Loan or CAF Advance after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans, Swing Line Loans or CAF Advances on a day which is not the last day of an Interest Period, the date such Swing Line Loans are due (which, in the case of any Swing Line Loan, shall be the fifth Business Day following the Borrowing Date with respect thereto) or the applicable CAF Advance Maturity Date, as the case may be, with respect thereto, which loss shall be equal to, in the case of Eurodollar Loans or CAF Advances, the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of such Interest Period (or proposed Interest Period) or, in the case of CAF Advances, the CAF Advance Maturity Date (or proposed CAF Advance Maturity Date), respectively, in each case at the applicable rate of interest for such Eurodollar Loans or CAF Advances provided for herein (excluding, however, the Applicable Margin or any positive margin applicable to CAF Advances included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this subsection 3.11 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  3.12 Change of Lending Office. Each Lender agrees that if it makes any demand for payment under subsection 3.9 or 3.10(a), or if any adoption or change of the type described in subsection 3.8 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under subsection 3.9 or 3.10(a), or would eliminate or reduce the effect of any adoption or change described in subsection 3.8.

                  3.13 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from the Loans of such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) in the case of Committed Loans, the amount of each Committed Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) in the case of CAF Advances, the amount of each CAF Advance made hereunder, the CAF Advance Maturity Date thereof, the interest rate applicable thereto and each CAF Advance Interest Payment Date applicable thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iv) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 3.13(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans in accordance with the terms of this Agreement.

                  (d) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit F (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the Revolving Credit Commitment of such Lender on the date of issuance of such Revolving Credit Note. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan of such Lender, the date and amount of each payment or prepayment of principal thereof, each continuation of all or a portion thereof as the same Type, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Revolving Credit Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Revolving Credit Loans in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by the Swing Line Lender, the Borrower will execute and deliver to the Swing Line Lender a promissory note of the Borrower evidencing the Swing Line Loans of the Swing Line Lender, in a form reasonably satisfactory to the Borrower and the Swing Line Lender (a "Swing Line Note"), payable to the order of the Swing Line Lender and in a principal amount equal to the Swing Line Commitment. The Swing Line Lender is hereby authorized to record the date and amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof on the schedule (or any continuation of the schedule) annexed to and constituting a part of its Swing Line Note, as the case may be, and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the Swing Line Loans in accordance with the terms of this Agreement.

                  (f) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing the CAF Advances of such Lender, substantially in the form of Exhibit G (a "CAF Advance Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of (a) the aggregate amount of the Revolving Credit Commitments and (b) the unpaid principal amount of all CAF Advances made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.16(b). Each Lender is hereby authorized to record the date and amount of each CAF Advance made by such Lender, the CAF Advance Maturity Date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule (or any continuation of the schedule) annexed to and constituting a part of its CAF Advance Note and any such recordation shall, to the extent permitted by applicable law, constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure to make any such recordation (or any error therein) shall not affect the obligation of the Borrower to repay (with applicable interest) the CAF Advances in accordance with the terms of this Agreement. Each CAF Advance Note shall be dated the Effective Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date of such CAF Advance on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.16(b).


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

                  4.1 Financial Condition. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at January 27, 1999 and the related consolidated statements of income and of cash flows for the Fiscal Year ended on such date, reported on by PriceWaterhouseCoopers LLP, copies of which have heretofore been furnished to each Lender, are complete and correct in all material respects and present fairly the consolidated financial condition of the Borrower and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the Fiscal Year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Except as set forth on Schedule 4.1 or as disclosed in the most recent Form 10-K or subsequent Form 10-Q filed by the Borrower with the SEC prior to the date hereof, neither the Borrower nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, material contingent liability or liability for taxes, or any material long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 4.1 or as disclosed in the most recent Form 10-K or subsequent Form 10-Q filed by the Borrower with the SEC prior to the date hereof, during the period from January 27, 1999 to and including the date hereof there has been no sale, transfer or other disposition by the Borrower or any of its Consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at January 27, 1999.

                  4.2 No Change. Since January 27, 1999, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in each case, where the failure to be so organized, existing, in good standing or qualified, or the failure to have such power or authority or to so comply, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrower and its Restricted Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and (in the case of the Borrower) to borrow and obtain the other Extensions of Credit hereunder and has taken all necessary corporate action to authorize the Extensions of Credit on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to, or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party except those described on Schedule 4.4, all of which have been obtained, made or waived. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Borrower and each of its Restricted Subsidiaries that is a party thereto. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower and each of its Restricted Subsidiaries that is a party thereto enforceable against the Borrower and each such Restricted Subsidiary in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  4.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower or any of its Restricted Subsidiaries is a party, the Extensions of Credit hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Restricted Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than pursuant to the Loan Documents), except to the extent that any such violations (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Neither the Borrower nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. After giving effect to the initial Extensions of Credit and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing.

                  4.8 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Restricted Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.9 Taxes. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any such taxes, fees or other charges (i) the amount or validity of which are then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be, or (ii) which, if not paid, could reasonably be expected to have a Material Adverse Effect); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge (other than with respect to any such tax, fee or other charge the amount or validity of which is then being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be) which could reasonably be expected to have a Material Adverse Effect.

                  4.10 Federal Regulations. No part of the proceeds of any Extension of Credit will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation U.

                  4.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) which could reasonably be expected to have a Material Adverse Effect has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan. Each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, except where such a termination could not reasonably be expected to have a Material Adverse Effect, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits, except to the extent any such excess (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, except where such withdrawal could not reasonably be expected to have a Material Adverse Effect, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except where such liability could not reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in a Reorganization or Insolvency which could reasonably be expected to have a Material Adverse Effect.

                  4.12 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. To the best knowledge of the Borrower, the Borrower is not subject to regulation under any federal or state statute or regulation (other than Regulation X of the Board of Governors) which limits its ability to incur Indebtedness.

                  4.13 Subsidiaries. Schedule 4.13 sets forth all the Subsidiaries of the Borrower at the date hereof.

                  4.14 Environmental Matters. To the best knowledge of the
Borrower:

                  (a) The facilities and properties owned or operated by the Borrower or any of its Restricted Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under such conditions which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Properties and all operations at the Properties are in compliance, and have within the periods covered by the applicable statute of limitations been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Restricted Subsidiaries (the "Business") which could reasonably be expected to have a Material Adverse Effect.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to have a Material Adverse Effect.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (e) No judicial proceeding or governmental or administrative action is pending or threatened under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to have a Material Adverse Effect.

                  4.15 Ownership of Property; Liens. Each of the Borrower and each Restricted Subsidiary has good title in fee simple to, or valid ground leasehold interests in, their respective material real properties and has good title in fee simple to their other owned real property that is material to the operation of their respective businesses, subject to defects in title and leasehold and other interests which would not have a Material Adverse Effect, and none of such property is subject to any Lien other than Liens permitted under subsection 7.4.

                  4.16 Intellectual Property. The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). Except as set forth on Schedule 4.16, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect, nor does the Borrower know of any valid basis for any such claim. Except as set forth on Schedule 4.16, the use of such Intellectual Property by the Borrower and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  4.17 Continuing Letters of Credit. Schedule 4.17 is a true and complete list, by reference to the aggregate face amounts of letters of credit issued by the Persons listed thereon that are also Lenders (but which are not designated as Issuing Banks pursuant to clause
(a) or the last sentence of the definition of Issuing Bank) of letters of credit issued by such Persons outstanding as of the dates set forth in such Schedule.

                  4.18 Solvency. As of the Effective Date and each date on which an Extension of Credit is made hereunder, after giving effect to the transactions contemplated to occur on the Effective Date or on such other date, the Borrower is Solvent.

                  4.19 Purpose of Loans. The proceeds of the Revolving Credit Loans, Swing Line Loans and CAF Advances, if any, shall be used to refinance certain existing indebtedness of the Borrower and for general corporate purposes.

                  4.20 Accuracy of Information. All statements and other information (other than statements and information constituting projections) contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including all such statements and other information contained in the Preliminary Confidential Information Memorandum dated October 1999 (as supplemented through the date hereof, the "Information Memorandum"), are, when taken as a whole, correct in all material respects and do not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. All statements and other information constituting projections which are contained in any written documents or other materials provided to the Administrative Agent and the Lenders by the Borrower, including the Information Memorandum, were prepared based on good faith estimates and assumptions of the Borrower believed to be reasonable at the time such projections were prepared.

                  4.21 Year 2000 Matters. Any material reprogramming required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) with the advent of the year 2000 of material computer systems and other material equipment containing embedded microchips, in either case owned or operated by the Borrower or any of its Subsidiaries (including any such systems and other equipment supplied by others, but not including such systems or other equipment used by others, with which the computer systems of the Borrower or any of its Subsidiaries interface), and the testing of all such systems and other equipment as so reprogrammed, could not reasonably be expected to have a Material Adverse Effect. The costs to the Borrower and its Subsidiaries that have not been incurred as of the date hereof for such reprogramming and testing could not reasonably be expected to result in a Default or Event of Default or to have a Material Adverse Effect.


                              SECTION 5. CONDITIONS

                  5.1 Conditions to Effectiveness. This agreement shall become effective upon the satisfaction or waiver of the following conditions:

                  (a) Execution of Loan Documents and Addenda. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for the Administrative Agent and each Lender, (ii) an executed Addendum (or a copy thereof by facsimile transmission) from each Person listed on Schedule 1.1(a), provided, that, notwithstanding the foregoing, in the event that an Addendum has not been duly executed and delivered by each Person listed on Schedule 1.1(a) on the date (which shall be no earlier than the date hereof) on which this Agreement shall have been executed and delivered by each of the

         Borrower and the Administrative Agent, the condition set forth in this subsection 5.1(a)(ii) shall, subject to satisfaction of the other conditions precedent set forth in this subsection 5.1, nevertheless be satisfied on such date with respect to those Persons which have executed and delivered an Addendum on or before such date if on such date the Borrower and the Administrative Agent shall have designated one or more banks, financial institutions or other entities ("Designated Lenders") to assume, in the aggregate, all of the Revolving Credit Commitments which would have been held by the Persons listed on Schedule 1.1(a) (the "Non-Executing Persons") which have not so executed an Addendum (subject to each such Designated Lender's prior written consent in its sole discretion and its execution of an Addendum) (Schedule 1.1(a) shall automatically be deemed to be amended to reflect the respective Revolving Credit Commitments of the Designated Lenders and the omission of the Non-Executing Persons as Lenders hereunder) and (iii) the Subsidiaries Guarantee, executed and delivered by a duly authorized officer of each Subsidiary Guarantor.

                  (b) Closing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, substantially in the form of Exhibit H, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (c) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate of the Borrower, dated the Effective Date, as to the incumbency and signature of the officers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

                  (d) Subsidiary Incumbency Certificates. The Administrative Agent shall have received, with a copy for each Lender, a certificate of each Restricted Subsidiary of the Borrower which is a party to a Loan Document, dated the Effective Date, as to the incumbency and signature of the officers of such Subsidiary acknowledging and consenting to the execution and delivery of this Agreement by the Borrower, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Subsidiary.

                  (e) Legal Opinions. The Administrative Agent shall have received, with a copy for each Lender, the following executed legal opinions:

                                 (i) the executed legal opinion of Skadden,
                  Arps, Slate, Meagher & Flom LLP, counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit I-1; and

                                 (ii) the executed legal opinion of Anthony N.
                  Palizzi, general counsel of the Borrower, substantially in the form of Exhibit I-2; and

                                 (iii) the executed legal opinion of Simpson
                  Thacher & Bartlett, counsel to the Administrative Agent and the Lenders, substantially in the form of Exhibit I-3.

         Each such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (f) Termination of Existing Credit Agreement. The Administrative Agent shall have received evidence satisfactory to it that the Existing Credit Agreement has been terminated and all loans outstanding, interest thereon and other amounts due and payable thereunder shall have been repaid in full.

                  (g) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                  5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit requested to be made on such date.

Each Extension of Credit to the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                        SECTION 6. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Restricted Subsidiaries to:

                  6.1 Financial Statements. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) as soon as available, but in any event within 95 days after the end of each Fiscal Year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous Fiscal Year, reported on without a qualification arising out of the scope of the audit, by PriceWaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing, together with a copy of the Borrower's Form 10-K filed with the SEC for such Fiscal Year; and

                  (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its Consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous Fiscal Year as set forth in the Borrower's Form 10-Q filed with the SEC for such quarterly period, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments).

All such financial statements shall be complete and correct in all material respects (subject to, in the case of the financial statements referred to in paragraph (b) above, normal year-end adjustments) and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to the Administrative Agent with a copy for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer (i) stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default with respect to the period covered by such financial statements except as specified in such certificate and (ii) setting forth, in reasonable detail, a calculation of the financial covenants set forth in subsection 7.1 for the period corresponding to such financial statements;

                  (c) not later than 90 days after the beginning of each Fiscal Year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for such Fiscal Year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that such projections have been prepared on the basis of assumptions believed to have been reasonable when made;

                  (d) promptly after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and promptly after the same are filed, copies of all reports on Form 8-K which the Borrower may make to, or file with, the SEC; and

                  (e) promptly, such additional financial and other information as the Administrative Agent (on behalf of itself or any Lender) may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be, and except where the failure to so pay, discharge or otherwise satisfy such obligation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Restricted Subsidiaries and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5 and except where the failure to maintain such rights, privileges and franchises could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. Keep its property necessary in its business in good working order and condition, ordinary wear and tear excepted, if the failure to do so could reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by similar companies of comparable size engaged in the same or a similar business and owning or operating similar properties in localities where the Borrower and its Restricted Subsidiaries operate and furnish upon the written request of the Administrative Agent information as to the insurance carried.

                  6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Administrative Agent, at the request of any Lender, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Restricted Subsidiaries with officers and employees of the Borrower and its Restricted Subsidiaries and in the presence of a Responsible Officer with its independent certified public accountants.

                  6.7 Notices. Promptly give notice to the Administrative Agent (which shall promptly give notice thereof to each Lender) of:

                  (a)  the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Restricted Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which (A) in the case of any such litigation, investigation or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the case of any other litigation, investigation or proceeding, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $50,000,000 or more to the extent not covered by insurance or in which injunctive or similar relief is sought which (A) in the case of any such litigation, or proceeding in the ordinary course of business, could reasonably be expected to have a Material Adverse Effect and (B) in the case of any other litigation or proceeding, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan which, in any case, could reasonably be expected to have a Material Adverse Effect or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan which, in any case, could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except in any such case to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

                  6.9 Additional Subsidiaries. With respect to any Person that, subsequent to the Effective Date, becomes a Domestic Subsidiary, promptly cause such new Domestic Subsidiary to become a party to the Subsidiaries Guarantee pursuant to documentation which is in form and substance satisfactory to the Administrative Agent.


                         SECTION 7. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect or any Letter of Credit remains outstanding or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, the Borrower shall not, and (except in the case of subsection 7.1) shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  7.1 Financial Condition Covenants.

                  (a) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than
         2.00 to 1.00.

                  (b) Leverage Ratio. Permit at any time the Leverage Ratio to exceed 0.45 to 1.00.

                  7.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Significant Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                  (b) carriers', warehousemen's, mechanics', landlord's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business securing amounts which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) (i) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements and (ii) Liens granted to banks in the ordinary course of business in connection with deposit, disbursement or concentration accounts (other than in connection with borrowed money) maintained with such banks on funds and other items in such accounts;

                  (d) Liens granted and deposits made to secure the performance of bids, trade contracts and real estate related contracts entered into in the ordinary course of business (in each case, other than for borrowed money), utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions, subdivisions, parcelizations and other similar encumbrances incurred in the ordinary course of business which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Restricted Subsidiary;

                  (f) Liens in existence on the date hereof (or arising at any time during the period from the date hereof through the Effective Date) and (i) listed on Schedule 7.2(f) securing Indebtedness or other obligations described on such Schedule or (ii) otherwise securing Indebtedness or other obligations not exceeding $10,000,000 in the aggregate;

                  (g) Liens securing Indebtedness of the Borrower and its Restricted Subsidiaries, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, it being understood that Indebtedness will be considered to have financed property as long as such Indebtedness is incurred within 360 days of the acquisition or completion of construction of such property and does not exceed the purchase price thereof and (ii) the amount of Indebtedness secured thereby is not increased;

                  (h) Liens on assets of any Significant Foreign Subsidiary securing Indebtedness and other obligations of such Significant Foreign Subsidiary;

                  (i) Liens on the property or assets of a corporation which becomes a Restricted Subsidiary after the Effective Date and Liens existing on assets acquired, constructed or completed by the Borrower or a Restricted Subsidiary after the Effective Date, provided that (i) such Liens existed at the time such corporation became a Restricted Subsidiary or such asset was acquired, constructed or completed and were not created in anticipation thereof, (ii) any such Lien cover only the property or assets of such corporation or the assets being acquired, constructed or completed, as the case may be, and, in any case, is not spread to cover any property or assets of such corporation after the time such corporation becomes a Restricted Subsidiary or such asset is acquired, constructed or completed, and (iii) the amount of Indebtedness secured thereby is not increased;

                  (j) Liens securing Indebtedness which refunds, replaces or refinances Indebtedness secured by a Lien as of the date hereof or permitted under subsection 7.2(g) or 7.2(i); provided that no such Lien is spread to cover additional property;

                  (k) Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Borrower and all its Restricted Subsidiaries) $500,000,000 in aggregate principal or face amount at any time outstanding;

                  (l) Liens created in favor of any Person who delivers goods under a consignment to the Borrower or a Restricted Subsidiary; and

                  (m) Liens on accounts receivable or credit card receivables of the Borrower and its Restricted Subsidiaries which secure Indebtedness to finance the acquisition thereof.

                  7.3 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

                  (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more wholly owned Restricted Subsidiaries of the Borrower (provided that the wholly owned Restricted Subsidiary or Restricted Subsidiaries shall be the continuing or surviving corporation and provided that if one of the parties to such transaction is a Subsidiary Guarantor then the continuing or surviving corporation shall be a Subsidiary Guarantor);

                  (b) any Restricted Subsidiary may convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other wholly owned Restricted Subsidiary of the Borrower (provided that if such selling Restricted Subsidiary is a Subsidiary Guarantor then the acquiring Restricted Subsidiary shall be a Subsidiary Guarantor); and

                  (c) any Restricted Subsidiary may be merged or consolidated with or into, or convey, sell, lease, transfer, assign or otherwise dispose of any or all of its assets to, any Person to the extent that the sale or other disposition of the assets of such Restricted Subsidiary would be permitted under subsection 7.4.

                  7.4 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary's Capital Stock to any Person (other than the Borrower or any wholly owned Subsidiary Guarantor or, if such Restricted Subsidiary is not a wholly-owned Restricted Subsidiary, pro rata to the owners of the equity securities of such Restricted Subsidiary), except:

                  (a) the sale or other disposition of obsolete, surplus or worn out property in the ordinary course of business or in connection with real estate development activities;

                  (b) the sale of inventory in the ordinary course of business (including sales of inventory in connection with closed stores and sales of discontinued inventory) and transfers of inventory and equipment among the Borrower and the Subsidiary Guarantors pursuant to reasonable business requirements;

                  (c) (i) the sale or discount of accounts receivable or credit card receivables in connection with the compromise or collection thereof or pursuant to the Existing Receivables Transactions or any other Securitization Transactions and (ii) sales or other dispositions of Cash Equivalents in the ordinary course of business;

                  (d)  as permitted by subsection 7.3(b);

                  (e) sales and dispositions of real property and related assets in connection with (i) Permitted Sale-Leasebacks or (ii) Securitization Transactions; provided that, in the opinion of a Responsible Officer, the purchase price with respect to each such sale or disposition represents the fair value of the assets so sold;

                  (f) the transactions described on Schedule 7.4(f) or any sale or other disposition of any asset received in exchange for any asset described on such Schedule in connection with any transaction described on such Schedule (the "Scheduled Asset Sales"), provided that, in the opinion of a Responsible Officer the purchase price with respect to each such sale represents the fair value of the assets so sold;

                  (g) the sale or other disposition of any property (other than any sale or other disposition which is otherwise permitted under this subsection 7.4), provided that (i) at the time of and after giving effect to such sale or disposition, the aggregate book value of all assets so sold or disposed of in any Fiscal Year shall not exceed an amount equal to 10% of Shareholders' Equity at the beginning of such Fiscal Year and (ii) in the opinion of a Responsible Officer the purchase price with respect to such sale or other disposition (except with respect to sales or other dispositions the aggregate purchase price with respect to which does not exceed $10,000,000) represents the fair value of the assets so sold or disposed of; and

                  (h) subject to the other terms and provisions hereof, leases or subleases (or assignment of leases) of real property in the ordinary course of business.

                  7.5 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Restricted Subsidiary or engage in any transaction that has a substantially similar effect (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions and similar transactions being herein called "Restricted Payments"), except that:

                (a) the Borrower may purchase options or exchange then-existing employee stock options for options to acquire the same from directors, officers and employees of the Borrower and its Restricted Subsidiaries and may purchase Capital Stock in connection with any employment or severance arrangements;

                  (b) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing, the Borrower may make Restricted Payments with respect to its Capital Stock, provided that no Restricted Payment may be made pursuant to this paragraph if, after giving effect thereto, the aggregate amount of all Restricted Payments made pursuant to this paragraph would exceed 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Effective Date occurs through the last day of the most recent fiscal quarter ended prior to the date such Restricted Payment is made;

                  (c) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing, the Borrower may repurchase up to $1,500,000,000 of Capital Stock of the Borrower pursuant to stock repurchase programs;

                  (d) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing, the Borrower may redeem the Convertible Preferred Securities for cash or common stock of the Borrower; and

                  (e) so long as after giving effect thereto no Default or Event of Default has occurred and is continuing, the Borrower may purchase the Capital Stock of the Borrower with proceeds from the sale or issuance of its Capital Stock.

                  7.6 Limitation on Capital Expenditures and "Property held for Resale". Make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding (i) any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations but including (ii) expenditures in respect of the construction or development of "property held for resale") except for expenditures not exceeding $1,800,000,000, in the aggregate for the Borrower and its Restricted Subsidiaries during any Fiscal Year of the Borrower, provided that, (a) with respect to any Fiscal Year, the Borrower and its Restricted Subsidiaries shall be permitted to make additional capital expenditures in an amount not to exceed the Additional Permitted Capital Expenditure Amount for such Fiscal Year and (b) up to 100% of any amount permitted to be expended in any Fiscal Year (after giving effect to this proviso) if not so expended in the Fiscal Year for which it is permitted above, may be carried over for expenditure in the next following Fiscal Year.

                  7.7 Limitation on Transactions with Affiliates. Except as set forth on Schedule 7.7, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  7.8 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Restricted Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Restricted Subsidiary (such arrangement, a "Sale-Leaseback") except at market rates ("Permitted Sale-Leasebacks"). For the avoidance of doubt, Sale-

Leasebacks that result in a Financing Lease shall be treated as Indebtedness for all purposes of this Agreement.

                  7.9 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist as security for the obligations hereunder any Lien upon any of its inventory, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, (b) the 364-Day Credit Agreement, (c) the GNB Credit Agreement (which shall permit the obligations hereunder to be secured so long as the obligations thereunder are secured on an equal and ratable basis to the extent such equal and ratable treatment is required by the terms thereof) and (d) any agreements governing any purchase money Liens or Liens permitted under Section 7.2(d) (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any Reimbursement Obligation within two Business Days after such Reimbursement Obligation becomes due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower shall default in the observance or performance of any agreement contained in Section 7; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which written notice thereof is given to the Borrower by the Administrative Agent or the Majority Lenders or (ii) the date upon which a Responsible Officer becomes aware of such default; or

                  (e) The Borrower or any of its Restricted Subsidiaries shall
         (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required (but after the expiration of all grace periods applicable thereto), such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $100,000,000; or

                  (f) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Significant Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or (v) the Borrower or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $100,000,000 or more, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) For any reason (other than any act on the part of the Administrative Agent or any Lender) the Subsidiaries Guarantee ceases to be or is not in full force and effect in any material respect and such default shall continue unremedied for 30 days after the earlier of receipt by the Borrower of notice of such default from the Administrative Agent or actual knowledge of such default by a Responsible Officer or (ii) the Borrower or any of its Restricted Subsidiaries shall assert in writing that the Subsidiaries Guarantee has ceased to be or is not in full force and effect; or

                  (j) (i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 33% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of the Borrower or (B) shall obtain the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director, if such other director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Majority Lenders, the Administrative Agent may, or upon the request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower. The Borrower shall execute and deliver to the Administrative Agent, for the account of each Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may reasonably request to evidence the creation and perfection of the security interest in such cash collateral account.


                       SECTION 9. THE ADMINISTRATIVE AGENT

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of Lenders entitled to so act in accordance with the terms of this Agreement as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of Lenders entitled to so act in accordance with the terms of this Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Lenders entitled to so act in accordance with the terms of this Agreement; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Voting Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the

Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it or any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent hereunder, provided, however, that no Lender shall be so appointed without the consent thereto of such Lender. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                            SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent may, from time to time, (a) enter into with the applicable Loan Party or Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or revising any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Credit Commitments, in each case without the consent of each Lender adversely affected thereby, (ii) (A) amend, modify or waive any provision of this subsection, release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiaries Guarantee or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents without the written consent of all the Lenders, or (B) reduce the percentage specified in the definition of Majority Lenders or Required Lenders without the written consent of all the Lenders,
(iii) amend, modify or waive any provision of subsections 2.6 through 2.13 without the consent of each Issuing Bank adversely affected in any material respect thereby, (iv) amend, modify or waive any provision of subsections 2.18 or 2.19 without the consent of the Swing Line Lender or (v) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders, and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand (including by overnight courier), when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 10.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrower:          Kmart Corporation
                           3100 West Big Beaver Road
                           Troy, Michigan  48084

                           (a)     For all notices:

                                   Attention:  Treasurer
                                   Fax:     (248) 643-5398

                           (b)     For notices other than pursuant to Section 2
                                   Attention: Chief Financial Officer
                                   Fax:     (248) 643-5787

                                   and

                                   Attention:  General Counsel
                                   Fax:     (248) 643-1054

    The Administrative
         Agent:                     The Chase Manhattan Bank
                                    270 Park Avenue
                                    New York, New York  10017
                                    Attention:  Barry Bergman
                                    Fax: (212) 270-5646

                                    With a copy to:

                         Chase Agent Bank Services
                         140 East 45th Street, 29th Floor
                         New York, New York  10017
                         Attention:  Janet Belden
                         Fax:  (212) 622-0854


provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.15, 2.19, 3.1, 3.2 or 3.7 shall not be effective until received. Whenever the Administrative Agent sends a notice by mail, the Administrative Agent will use reasonable efforts to also send such notice by one of the other means of notice permitted hereunder, provided that the failure to do so shall not affect in any way the validity of any delivery by mail pursuant to this subsection or otherwise result in any liability to the Administrative Agent or the Lenders.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                  10.5 Payment of Expenses and Taxes; Indemnity. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b)
(i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Administrative Agent, and (ii) to pay or reimburse each Lender for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents following the occurrence and during the continuation of a Default or an Event of Default, including, without limitation, the fees and disbursements of outside counsel or, in lieu thereof, the allocated fees and expenses of, in-house counsel to each Lender, (c) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise (other than excise taxes imposed in lieu of net income taxes) and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to any claim, litigation, investigation or proceeding relating to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents and any such other documents or any use of any of the Extensions of Credit, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender (or their respective directors, officers, employees or agents) with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender (or their respective directors, officers, employees or agents, as the case may be). The agreements in this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any interest of such Lender in any Letter of Credit, the Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.8(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 3.9, 3.10 and 3.11 with respect to its participation in the Revolving Credit Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 3.10, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) (i) Any Lender may, in the ordinary course of its business of making or investing in loans and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank, financial institution or other entity that is then engaged in the business of lending money on a revolving basis (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit J, executed by such Assignee and such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, with a copy thereof to the Borrower, provided that (a) in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Revolving Credit Commitments being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the sum of the aggregate principal amount of the Committed Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the unused Revolving Credit Commitments remaining with the assigning Lender are each not less than $10,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent) and (b) assignments shall not be required to be made on a ratable basis between the Revolving Credit Commitments and/or Committed Loans held by any Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection, the consent of the Borrower shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the Borrower, for any assignment which occurs at any time when any of the events described in Section 8(f) shall have occurred and be continuing.

                  (ii) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of the Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this subsection 10.6(c), any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This subsection 10.6(c)(ii) may not be amended without the written consent of the SPC.

                  (d) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 10.17, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to subsection 3.9 or 3.10 (other than with respect to LIBO Rate CAF Advances) or (b) is affected in the manner described in subsection 3.8 (other than with respect to LIBO Rate CAF Advances) and as a result thereof any of the actions described in said subsection are required to be taken; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under subsection 3.11 if any Eurodollar Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, or any CAF Advance owing to such replaced Lender shall be paid other than on the relevant CAF Advance Maturity Date, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of subsection 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to subsection 3.9 or 3.10, as the case may be, and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

                  10.8 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), and, after giving effect to any such payment or the receipt of any such collateral, such benefitted Lender shall have received a greater proportionate payment (determined in accordance with subsection 3.7) or interest in collateral than that received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating or other similar interest in such portion of each such other Lender's Loans or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders entitled to the same under this subsection; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, if an Event of Default shall have occurred and be continuing, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) which is not paid when due to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  10.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.11 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.12 Termination. This Agreement shall terminate when the Commitments have terminated or expired, no Letter of Credit is outstanding (other than Letters of Credit which have been cash collateralized in the manner contemplated pursuant to the last paragraph of Section 8) and all obligations of the Borrower hereunder have been paid in full.

                  13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.14 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) to the extent permitted by applicable law, consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                  10.15 Acknowledgements. The Borrower hereby acknowledges that:



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                                       68


                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Administrative Agent.

                  10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  10.17 Confidentiality. Each Lender agrees to keep confidential all information provided to it by the Borrower or the Administrative Agent pursuant to or in connection with this Agreement that is designated by the Borrower in writing as confidential (the "Confidential Information"); provided that nothing herein shall prevent any Lender from disclosing any such Confidential Information (i) to the Administrative Agent or any other Lender,
(ii) to any Transferee or prospective Transferee which receives such Confidential Information having been made aware of the confidential nature thereof and which has agreed in writing to be bound by the terms of this subsection 10.17, (iii) to its directors, officers, employees, employees of affiliates, examiners and professional advisers who have a need to know such Confidential Information in accordance with customary banking practices and who receive such Confidential Information having been made aware of the restrictions of this subsection and, in the case of professional advisers, having agreed to be bound thereby, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender, (v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) in connection with the exercise of any remedy hereunder, (vii) which is now or hereafter becomes generally available to the public other than as a result of a disclosure by such Lender or a disclosure known to such Lender to have been made by any person or entity to which such Lender has delivered such Confidential Information, (viii) which was available to such Lender prior to its disclosure to such Lender by the Borrower, or (ix) which becomes available to such Lender from a source other than the Borrower, provided that such source is not (1) known to such Lender to be bound by a confidentiality agreement with the Borrower or (2) known to such Lender to be otherwise prohibited from transmitting the information to such Lender by a contractual, legal or fiduciary obligation.

                  10.18 Judgment Currency. The obligation of the Borrower under this Agreement to make payments in respect of each Reimbursement Obligation in the currency in which it is outstanding (the "Agreement Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency (the "Judgment Currency") except to the extent that such tender or recovery of the Judgment Currency results in the effective receipt by the Lenders or the relevant Issuing Banks, as the case may be, of the full amount of the Agreement Currency payable under this Agreement and the Borrower agrees to indemnify the Lenders or the relevant Issuing Banks, as the case may be (and the Lenders or the relevant Issuing Banks, as the case may be, shall have an additional legal claim) for any difference between such full amount and the amount effectively received by such Lenders or such Issuing Banks, as the case may be, pursuant to any such tender or recovery. Each Lender's or Issuing Bank's determination of amounts effectively received by such Lender or Issuing Bank shall be conclusive absent manifest error. If a judgment in respect of the obligations of the Borrower hereunder is rendered in a currency other than the Agreement Currency and if, upon receipt of the full amount of such judgment in such currency and the conversion into, and receipt of such amount in the Agreement Currency, such amount of the Agreement Currency exceeds the obligations of the Borrower hereunder, such excess amount shall be remitted to the Borrower by the Lenders or the relevant Issuing Banks, as the case may be. The obligations of the Borrower under this subsection shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

                  10.19 Section Headings. The Section and subsection headings in this Agreement are for convenience in reference only and shall not deemed to alter or affect the interpretation of any provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                      KMART CORPORATION



                                      By: Michael J. Viola
                                         ------------------------------
                                         Name:  Michael J. Viola
                                         Title: Vice President and Treasurer


                                      THE CHASE MANHATTAN BANK, as
                                       Administrative Agent



                                      By: William P. Rindfuss
                                         ------------------------------
                                         Name: William P. Rindfuss
                                         Title: Vice President